FOR IMMEDIATE RELEASE

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
EXTENDS TENDER OFFER EXPIRATION DATE OF 7.85% SENIOR SECURED NOTES DUE 2012

Las Vegas, Nevada. January 29, 2008 - AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC (“ACEP”) announced today the extension of the expiration date for the previously announced tender offer (the “Tender Offer”) to purchase all of the $215 million principal amount of the outstanding 7.85% Senior Secured Notes due 2012 co-issued by ACEP and American Casino & Entertainment Finance Corp. (the “Notes”). Pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement dated December 28, 2007 (the “Statement”), the Tender Offer was scheduled to expire at 8:00 a.m., New York City time, on January 29, 2008, unless extended. The expiration date for the Tender Offer has been extended to 8:00 a.m., New York City time, on February 5, 2008, unless further extended. The expiration date is being extended to coincide with the anticipated closing date of the previously announced acquisition of ACEP (the “Acquisition”) by W2007/ACEP Holdings, LLC, an affiliate of Whitehall Street Real Estate Funds, a series of real estate investment funds sponsored and managed by The Goldman Sachs Group Inc. and its affiliates. Holders who have already tendered their Notes do not have to re-tender their Notes or take any other action as a result of the extension.

As previously announced, ACEP has received valid tenders and consents from holders of $215 million aggregate principal amount of the Notes, representing 100% of the Notes outstanding as of 5:00 p.m., New York City time, on January 11, 2008 (the “Consent Date”). The right to withdraw the tendered Notes and to revoke delivered consents terminated on the Consent Date.

Except for the extension described above, all of the terms and conditions set forth in the Statement with respect to the Notes remain unchanged.

As described in the Statement, the acceptance of the Notes for purchase pursuant to the Tender Offer is subject to the satisfaction or waiver of certain conditions, including, but not limited to, the satisfaction or waiver of all conditions precedent to the consummation of the Acquisition and the expectation that the Acquisition will be consummated immediately following the expiration date. No assurance can be given that such conditions will be satisfied in a timely manner or at all.

The exclusive dealer manager and solicitation agent for the Tender Offer is Bear, Stearns & Co. Inc. (“Bear Stearns”). Questions regarding the Tender Offer may directed to Bear Stearns at (877) 696-BEAR (toll free) or (212) 272-5112 (collect). The information agent and tender agent for the Tender Offer is D.F. King & Co., Inc. Requests for the Statement may be directed to D.F. King & Co., Inc., as information agent, at 48 Wall Street, 22nd Floor, New York, New York 10005. The information agent may be contacted at (212) 269-5550 (for banks and brokers only) and (800) 628-8208 (for all others toll free).

This release does not constitute an offer to purchase, a solicitation of an offer to sell or a solicitation of consent with respect to any securities. The Tender Offer is being made solely by the Statement.

ABOUT AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

ACEP owns and operates four gaming and entertainment properties in southern Nevada. The four properties are the Stratosphere Casino Hotel & Tower, which is located on the Las Vegas Strip and caters to visitors to Las Vegas, two off-Strip casinos, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder, which cater primarily to residents of Las Vegas and the surrounding communities, and the Aquarius Casino Resort which caters to visitors to Laughlin.

CAUTIONARY STATEMENTS

This press release contains certain forward-looking statements regarding future circumstances. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements, including in particular the risks and uncertainties described in ACEP’s SEC filings. ACEP undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof.

Note: This press release and other press releases and information can be viewed at ACEP’s website at www.acepllc.com.